                                                                    EXHIBIT 4.5

         THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE
         OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED HEREIN AND PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE REQUIRED UNDER THE SECURITIES LAWS OF ANY STATE OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH SECURITIES LAWS.

                   WARRANT FOR THE PURCHASE OF COMMON STOCK

No. [A-1; B-1]                                                  600,000 Shares

         THIS CERTIFIES that, for receipt in hand of $50.00 and other value received, ANACONDA OPPORTUNITY FUND, L.P., 730 Fifth Avenue, New York, New York 10019 (the "Holder"), or registered assigns, is entitled to subscribe for and purchase from NOVAVAX, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the date hereof, and before 5:00 p.m. on March __, 2001, eastern standard time (the "Exercise Period"), 600,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a price of $[6.00; 8.00] per share (the "Exercise Price"). This Warrant may be sold, transferred, assigned, or hypothecated, in whole or in part, at any time after the date hereof. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

         The number of shares of Common Stock issuable at the Exercise Price may be adjusted from time to time as hereinafter set forth.

          1.  Exercise of Warrant.

                  (a) Manner of Exercise. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period by the surrender of this Warrant (with the form of election to exercise attached hereto duly executed) to the Company at its office at 8320 Guilford Road, Columbia, MD 21046 or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

                  (b) Delivery of Stock Certificates, etc. Upon each exercise of the Holder's rights to purchase the Warrant Shares granted pursuant to this Warrant, as reissued from time to time, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute, and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  (c) Transfer of Warrants; Warrant Register. Any Warrants issued upon the transfer or exercise in part of this Warrant (together with this Warrant, the "Warrants") shall be numbered

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and shall be registered in a warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of such Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary. Such Warrants shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. The Warrants may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor, and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof) upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the written opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder.

          2. Authorized Stock; Listing. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.
The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the purchase price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive or similar contractual rights to subscribe for shares of Common Stock. The Company shall list and maintain the listing of the Warrant Shares on the American Stock Exchange (or other national securities exchange upon which the Common Stock is listed).

          3.  Adjustments.

                  (a.) Stock Dividends, Splits, Combinations, etc. In case the Company shall at any time after the date of this Warrant (i) declare a dividend, or make a distribution, on the outstanding Common Stock in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of shares of Common Stock receivable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) Sale of Stock, Options, Rights, etc. In case the Company shall issue, or fix a record date for the issuance of, shares of Common Stock or rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price, the Exercise Price shall be reduced to a price determined by multiplying the then current Exercise Price by a fraction (i) numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (b) the number of shares of Common Stock

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which the aggregate consideration received by the Company in connection with such issuance or sale would purchase at the Current Market Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale. Such adjustment shall become effective at the close of business on such date of issuance or record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. No readjustment shall have the effect of increasing the Exercise Price by an amount greater than the original adjustment. In case part or all of any subscription price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:

                           (i)  the shares of Common Stock deliverable upon
exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (ii)  the shares of Common Stock deliverable upon
conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights;

                           (iii)  in the event of any increase in the
consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from any antidilution provisions thereof, the Exercise Price with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                  (c) Extraordinary Dividends. In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than dividends payable in shares of Common Stock), or subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in

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paragraph 3(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (d) Current Market Price. For the purpose of any computation under this paragraph 3, Current Market Price, per share of Common Stock on any date shall be deemed to be the average daily closing price for the ten trading days immediately preceding such day. The closing price for any day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not quoted by any such organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                  (e) De Minimis Exception. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this paragraph 3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (f) Date of Issuance. In any case in which this paragraph 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to any Holder who exercised any Warrants after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment.

                  (g) Adjustment to Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 3(a), 3
(b), or 3(c) hereof, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (h) Notice of Adjustments. Whenever there shall be an adjustment as provided in this paragraph 3, the Company shall promptly cause written notice thereof to be sent by overnight courier, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring

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such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent any error.

                  (i) No Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of the Warrants. If any fraction of a share would be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price on the date of exercise of the Warrant.

                  (j) Employee Stock Options; Outstanding Options/Warrants. No adjustment in the Exercise Price shall be required in the case of the issuance of shares under or grant by the Company of options to employees, directors or consultants of the Company under any stock option plan of the Company approved by the stockholders of the Company, or the issuance of any and all shares of Common Stock upon exercise of such options or upon the issuance of shares under any options, warrants, or convertible securities outstanding as of the date hereof.

          4.  Business Combinations.

                  (a) In case the Company, after the date hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock or other securities of the Company which the Holder of this Warrant may receive upon exercise ("Other Securities") shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in paragraph 3(a) or 3(b)), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided in paragraph 3; provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder of this Warrant so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder of this Warrant shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder if the Holder of this Warrant had exercised such Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, less the Exercise Price that would have been payable upon such exercise, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in paragraph 3.

                  (b) In the event of any transaction described in clauses (i) through (iv) of paragraph 4(a), each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume in writing (i) the obligations of the Company under this Warrant (and if the Company shall survive the

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consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (ii) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this paragraph 4, such Holder may be entitled to receive.

          5.  Notice.  In case at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

                  (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (c) to effect any consolidation, merger, sale, reorganization or reclassification described in paragraph 4; or

                  (d) to effect any liquidation, dissolution, or winding-up of the Company; or

                  (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by overnight courier, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 20 business days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such consolidation, merger, sale, reorganization or reclassification, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the earlier of the date or record date in respect of such action which would require an adjustment to the Exercise Price.

          6. Taxes. The issuance of any shares or warrants or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares, warrants, or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          7.  Certain Rights.

                  (a) In case any event shall occur as to which the provisions of paragraph 3 or 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such paragraphs, then in each such case, the Exercise Price and/or the amount of any Common Stock, cash, securities or other assets to be delivered upon exercise of this Warrant shall be adjusted on a basis consistent with the essential intent and principles established in paragraph 3 or 4, as necessary to preserve the purchase rights represented by this Warrant.

                  (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

          8. Legend. The securities issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing any such securities shall bear the following legend:

          THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE REQUIRED UNDER THE SECURITIES LAWS OF ANY STATE OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH SECURITIES LAWS.

          9.  Miscellaneous.

                  (a) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  (b) The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  (c) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                  (d) This Warrant shall be construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

          IN WITNESS WHEREOF, the undersigned have set their hand to this Warrant Agreement as of March __, 1997.


                                                  NOVAVAX, INC.



                                                  By:
                                                     ------------------------
                                                     Name:
                                                     Title:



-----------------------
                                       7

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)
       FOR VALUE RECEIVED, __________________________________________________
hereby sells, assigns and transfers unto __________________________________ a Warrant to purchase ____ Warrant Shares of Novavax, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated:
      ---------------------
                                                  Signature:
                                                             ------------------
Signature Guaranteed:
                     -----------------------


                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:
   ------------------------

   ------------------------

   ------------------------

                              ELECTION TO EXERCISE

         The undersigned hereby exercises its or his rights to purchase Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $______ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                     Name:
      -----------------                         ----------------------------
                                                        (Print)


Address:
        --------------------------------------------------------------------


                                             -------------------------------
                                            (Signature)